EXHIBIT 99.1

ChinaNet Online Holdings Announces 1-for-2.5 Reverse Split

BEIJING, Aug. 18, 2016 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) ("ChinaNet" or the "Company"), a leading B2B (business to business) Internet technology company providing online-to-offline (O2O) sales channel expansion, business strategies and marketing solutions for small and medium-sized enterprises (SMEs) by utilizing data analysis and cloud computing technologies in the People's Republic of China, today announced a 1-for-2.5 reverse stock split of its issued and outstanding shares of common stock, which will be effective for trading purposes as of the commencement of trading on Friday, August 19, 2016.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market. Trading of the Company’s common stock on The NASDAQ Capital Market will continue, on a post-split basis, with the opening of the markets on Friday, August 19, 2016, under the existing trading symbol “CNET” under the new CUSIP # 16949H 201. The reverse stock split reduces the number of shares of the Company’s common stock outstanding from approximately 30.4 million shares of common stock pre-reverse split to approximately 12.2 million shares of common stock post-reverse split.

The number of authorized shares of common stock and the par value per share will remain unchanged. As a result of the reverse stock split, every 2.5 shares of the Company’s pre-reverse split common stock will be combined and reclassified into 1 share of common stock. The number of outstanding options will be adjusted accordingly, with outstanding options being reduced from approximately 2.1 million to approximately 835,000. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of common stock will receive an increase to their common stock as the common stock will be rounded up to a full share.

“Management and the Board of Directors agree that it is favorable for investors that ChinaNet’s shares continue to trade on the NASDAQ Capital Market stock exchange and this reverse split will fulfill the minimum share price requirement for continued listing,” said Handong Cheng, Founder, Chairman and Chief Executive Officer of ChinaNet.  “The Company has undergone a major transformation to an internet and data service focused entity and we expect the benefits of that shift to be represented in our top line growth in the second half of 2016 and beyond. This transition will further strengthen our relationships with major internet companies in China and empower our ability to cooperate with other US based internet companies. We plan to provide a comprehensive update to our shareholders and investors within the next 30 days.”

More detailed information regarding this reverse stock split can be found in the Company’s Form 8-K filed with the SEC on August 18, 2016, a copy of which is available at www.sec.gov or at the company’s website at http://www.chinanet-online.com.

Shareholders whose shares are in electronic form at brokerage firms do not require action, as the effect of the reverse stock split will automatically be reflected in their brokerage accounts. The Company’s transfer agent will update its books and records to reflect the reverse stock split. All book-entry and other electronic positions representing issued and outstanding shares of the common stock will be automatically adjusted. No action is required by the Company’s shareholders in connection with the reverse stock split.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading digital B2B (business to business) Internet technology company focusing on providing O2O sales channel expansion service for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese SMEs via its portal websites, 28.com, Liansuo.com and Chuangye.com. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

MZ North America
Ted Haberfield, President
Direct: +1-760-755-2716
Email:  thaberfield@mzgroup.us
Web:    www.mzgroup.us